CONFIDENTIAL TREATMENT REQUESTED

  EXHIBIT 10.7

MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Road, Suite 400
San Diego, CA 92121

June 27, 2018

Memorial Sloan-Kettering Institute for Cancer Research
1275 York Ave.
New York, NY 10065

Re:
Side Letter Agreement to the Exclusive License Agreement, dated June 30, 2008 and amended on May 11, 2011, between MabVax Therapeutics Holdings, Inc. (“MabVax”) and Sloan-Kettering Institute for Cancer Research (“SKI”) (the “SKI License Agreement”)

Dear Sir/Madame,

This Side Letter Agreement relates to the SKI License Agreement (“Side Letter”), under which SKI granted MabVax an exclusive license under SKI’s rights in the invention that is the subject of the disclosure entitled “Polyvalent Conjugate Vaccines for Cancer” (SK#14491), and patent rights thereon.

As we have discussed, MabVax and Y-mAbs Therapeutics Inc. (“YmAbs”) wish to enter into a Sublicense Agreement (the “Sublicense Agreement”), in the form attached hereto as Exhibit A, pursuant to which MabVax would sublicense to YmAbs certain of MabVax’s patent rights and know-how for development and commercialization of products for the prevention or treatment of neuroblastoma by means of administering a bi-valent ganglioside vaccine (the “Field”), including certain patent rights granted to MabVax pursuant to the SKI License Agreement.

In this Side Letter, MabVax and SKI agree to certain understandings with respect to their respective rights and obligations under the SKI License Agreement. Specifically, this Side Letter clarifies the rights and obligations of MabVax and SKI with respect to sublicensing and payments due to SKI under the SKI License Agreement.

Capitalized terms used, but not defined herein, shall have the respective meanings ascribed to them in the SKI License Agreement, as the context requires.

MabVax and SKI hereby agree to the following:

1.
SKI hereby consents to YmAbs as a sublicensee for Licensed Products in the Field, effective upon the Effective Date of the Sublicense Agreement.

2.
SKI acknowledges and agrees that all amounts payable to SKI under Article V of the SKI License Agreement arising out of YmAbs’ practice of the rights sublicensed to it pursuant to the Sublicense Agreement, subject to paragraph 5 below, when and if it becomes effective, shall be made directly by YmAbs to SKI, and YmAbs hereby agrees to pay such amounts directly to SKI in accordance with the terms of the SKI License Agreement, subject to paragraph 5 below.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.
SKI and MabVax agree that the amounts payable by YmAbs to SKI under the Sublicense Agreement as described in paragraph 2 shall not be treated as Non-Royalty Sublicense Revenue pursuant to Section 5.1(c) of the SKI License Agreement.

4.
Notwithstanding the foregoing, MabVax agrees to pay SKI the following amounts:

i.
[***]

ii.
[***]

iii.
[***]

iv.
[***]

v.
[***]

Payments for i, ii, iii and iv shall be made to SKI within ten (10) days of the Effective Date of the Sublicense Agreement. Payment for v shall be made within ten (10) days of receipt of such consideration from YmAbs.

The amounts listed in 4.i – 4iv constitute payments that are owed by MabVax to SKI relating to Licensed Products within the Field (as defined in the Sublicense Agreement).

5.
SKI and MabVax agree to amend the SKI License Agreement solely with respect to YmAbs (or its sublicensees) so that the following shall apply:

i.
YmAbs (or its sublicensees) shall pay SKI the annual minimum royalty payments due to SKI under Section 5.1(e) of the SKI License Agreement, as follows:

a.
[***]

b.
[***]

c.
[***]

ii.
YmAbs (or its sublicensees) shall [***];

iii.
any payment terms of YmAbs (or its sublicensees) towards SKI shall be due within a minimum of sixty (60) days from the relevant event triggering the obligation to make such payment; and

iv.
the rights of YmAbs (or its sublicensees) and the corresponding obligations of SKI towards YmAbs (or its sublicensees) under Section 7.5 of the SKI License Agreement shall continue to be in force until at least [***] from the Effective Date of the Sublicense Agreement.

6.
SKI acknowledges and agrees that [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.
SKI and MabVax acknowledge and agree that this Side Letter shall be deemed a contract for the benefit of third parties, namely YmAbs (or its sublicensees), and that YmAbs (or its sublicensees) as a third party beneficiary shall immediately acquire the rights that affect any of YmAbs’ (or its sublicensees’) current or future obligations towards SKI and/or MabVax under the Sublicense Agreement and that YmAbs shall, furthermore, be entitled to enforce any of the provisions hereof by all remedies available at law and/or in equity.

If the foregoing accurately sets forth the agreement of the parties with respect to the subject hereof, kindly indicate your acknowledgment, consent, and agreement thereto by countersigning below and returning an executed copy of this Side Letter to the undersigned.

Sincerely,

MabVax Therapeutics Holdings, Inc.

By: /s/ J. David Hansen

Name: J. David Hansen

Title: President and CEO

ACKNOWLEDGED, CONSENTED TO, AND AGREED:

Sloan-Kettering Institute for Cancer Research

By: /s/ Eric M. Cottington, Ph.D.
Name: Eric M. Cottington, Ph.D.

Title: Senior VP Research & Technology Management

ACKNOWLEDGED BY:

Y-mAbs Therapeutics Inc.

By: /s/ Thomas Gad
Thomas Gad

Chairman, President

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT A

SUBLICENSE AGREEMENT

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.